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                                                                   Exhibit 10.18




                                                     December 9, 2002

Ventures-National Incorporated
1855 Norman Avenue
Santa Clara, California 95054-2029
Attention: Chief Executive Officer


         Re: Restatement of Debt Conversion Letter Agreement

Dear Sir:

         Reference is made to that certain letter agreement (the "Original Letter Agreement"), dated as of August 30, 2002, among Ohio Investors of Wisconsin LLC ("Ohio Investors") and Ventures-National Incorporated, d/b/a Titan General Holdings, Inc., (the "Company"), wherein ICT agreed to convert $1,741,146 of outstanding indebtedness (the "Debt") owed to it by Titan EMS, Inc., a Delaware corporation ("Titan"), and a wholly-owned subsidiary of the Company into 1,160,764 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"), representing a conversion price per share of $1.50 (the "Original Conversion Price").

         The Original Conversion Price was determined on the basis of the price per share at which the Company was offering shares of its Common Stock in a private placement at the time of the Original Letter Agreement (the "Private Placement"). On October 28, 2002, the Company re-priced the offering price per share of Common Stock in the Private Placement from $1.50 per share to $0.75 per share; accordingly, each party hereto agrees to hereby amend and restate the Original Letter Agreement in its entirety to reflect a corresponding adjustment to the Original Conversion Price.

         Ohio Investors agrees to convert the Debt into 2,321,528 shares (the "Shares") of Common Stock, representing a price per share of $0.75 per share, and agrees that, upon the issuance of a share certificate by the Company representing the Shares, that the Debt shall be fully satisfied.

         Ohio Investors hereby represents and warrants that:

It has received, read carefully and understands the Confidential Information Statement, as amended, relating to the contemplated acquisition by merger of Titan by the Company.

The Company has made available to it, during the course of this transaction and prior to its purchase of the Shares, the opportunity to ask questions of and receive answers from the Company concerning the Company and the proposed investment in the Shares, and to obtain any information relative to the financial data and business of the Company, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, and all such questions, if asked, have been answered satisfactorily and all such documents, if examined, have been found to be fully satisfactory.

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It is acquiring the Shares solely for the its own account and does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participation with respect to the Shares which may be acquired by it, and it has no present plans to enter into any such contract, undertaking, agreement or arrangement.

It has evaluated the risks of investing in the Shares, and has determined that the Shares are a suitable investment for it, and the purchase of the Shares is consistent with the general investment objectives thereof. It is capable of bearing the economic risk of the acquisition of the Shares and has no need for liquidity in connection with its acquisition of the Shares.

It has such knowledge and experience in investment, financial, business and tax matters as to enable it to evaluate the merits and risks of an investment in the Company. It represents and warrants that it is an "accredited investor" within the meaning of the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

It understands and acknowledges that (i) it must bear the economic risk of its investment in the Shares; (ii) the Shares have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or under the applicable securities laws of any state or other jurisdiction and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering, and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state and foreign laws or unless an exemption from such registration is available; (iii) the Company does not have any obligation or intention to register the Shares for sale under the Securities Act or any other applicable securities laws, or of supplying the information which may be necessary to enable the undersigned to sell Shares; (iv) it has no right to require the registration of the Shares under the Securities Act or under state or other applicable securities laws; (v) it is acquiring the Shares for investment purposes only for its own account and not with any view toward a distribution thereof; (vi) there is no public or other market for the Shares, and it is not anticipated that such a market will ever develop and the certificates representing the Shares shall bear a standard Securities Act restrictive legend; (vii) any disposition of the Shares may result in unfavorable tax consequences to it; and (viii) it agrees not to resell or otherwise dispose of all or any part of the Shares purchased hereunder, except as permitted by law, including, without limitation, any regulations under the Securities Act or other applicable securities laws.

AGREED AS AMENDED AND RESTATED HEREIN
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
OHIO INVESTORS OF WISCONSIN LLC                          VENTURES-NATIONAL INCORPORATED
By Irrevocable Children's Trust, Member


By: /s/ David M. Marks                                   By: /s/ Louis J. George
    ----------------------                                   -------------------
Name: David Marks                                        Name: Louis J. George
Title: Trustee                                           Title: President & Chief Executive Officer
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